EXHIBIT 99.1

TF Financial Corporation Reports Second Quarter 2010 Results and Quarterly Dividend

NEWTOWN, Pa., July 29, 2010 (GLOBE NEWSWIRE) -- TF Financial Corporation (Nasdaq:THRD) today reported net income of $967,000 ($0.38 per diluted share) for the second quarter of 2010, compared with $717,000 ($0.28 per diluted share) for the first quarter of 2010 and $1,222,000 ($0.48 per diluted share) for the second quarter of 2009. Net income for the six month period ended June 30, 2010 was $1,684,000 ($0.66 per diluted share) compared with $2,242,000 ($0.89 per diluted share) for the first six months of 2009. The Company also announced that its Board of Directors declared a quarterly dividend of $0.20 per share, payable August 16, 2010 to shareholders of record on August 9, 2010.

Highlights for the current quarter included:

  Net income increased by 34.9% compared to the first quarter of 2010.
  The Company's net interest income was $5,888,000 during the second quarter of 2010, a $56,000 increase over the first quarter of 2010, and a $309,000 increase over the second quarter of 2009.
  The Company's net interest margin was 3.58% during the second quarter of 2010, down 2 basis points from the first quarter of 2010, but up 26 basis points from the second quarter of 2009.
  Loans outstanding were $526.9 million, a $4.2 million or 0.8% decrease during the quarter, reflecting repayments in the Company's construction loan portfolio and reduced consumer mortgage and home equity loan demand. Similarly, mortgage loans originated for sale were $5.2 million compared with $16.8 million during the second quarter of 2009, and gain on the sale of originated loans was $52,000 compared with $253,000 during the second quarter of 2009.
  Total deposits were $559.4 million at quarter end, a record for the Company, an increase of 1.1% over the first quarter of 2010, and an increase of 5.3% from the end of the second quarter of 2009.
  Non-performing assets were 2.40% of total assets compared with 2.14% and 1.34% at March 31, 2010 and December 31, 2009, respectively.
  During the second quarter of 2010, the Company recorded a provision for loan losses of $600,000 compared with $961,000 during the first quarter of 2010, and $590,000 during the second quarter of 2009. The total allowance for loan losses at quarter end was $6.7 million, up from $5.2 million and $5.0 million at December 31, 2009 and June 30, 2009, respectively. At quarter end the allowance stood at 1.28% of loans, up from 0.97% and 0.91% at December 31, 2009 and June 30, 2009, respectively.
  Non-interest income during the second quarter of 2010 included a $165,000 reduction in loan servicing fees in order to recognize impairment of loan servicing rights. The second quarter of 2009 included a $303,000 gain on the sale of foreclosed real estate and a $116,000 gain on the sale of securities.
  Deposit insurance expense during the quarter ended June 30, 2009 included an additional $330,000 of FDIC deposit insurance, the Company's share of a 5 basis point special assessment imposed by the FDIC on each insured depository institution's assets minus Tier 1 capital as of June 30, 2009.

Commenting on the performance of the Company, President Kent C. Lufkin stated that, "Our challenges continue to include dealing with the issues that arise as a result of an extremely weak economy, a decrease in real estate values, very slow real estate sales and high unemployment.  Third Federal Bank is not immune from feeling the effects of these difficult market conditions.  As a result, we monitor all of our loan portfolios very closely.  We are working with our customers in an effort to help them through these difficult times.  In addition, we are acting aggressively, where necessary, to ensure that we have an up-to-date understanding and knowledge of each borrower's financial condition.  Like many other banks, we did recognize that the Bank will experience some degree of loan losses as a result of these adverse market conditions.  However, we have made, and will continue to make, contributions to our loan loss reserves for this eventuality.  We are well capitalized by regulatory standards and have a dedicated, capable team addressing these loan related issues. In spite of all the attention we have been giving to our loan portfolio, the Bank has a number of positive operational aspects to report.  In June 2010 we opened our Woodhaven branch, which will receive a noteworthy LEED certification for the building.  It is a green, environmentally-friendly project that has yielded a beautiful, functional and growing facility. Our consumer loan portfolio continues to experience a very low level of delinquency, which is a tribute to our strong underwriting and decision making skills. Our net interest income continues to grow as we carefully manage our deposit product pricing, which contributes to the core earnings of the Bank. Finally, new deposit growth continues to be strong through 2010.  We believe this growth is reflective of consumer confidence in our Bank. In conclusion, we are very aware of the realities of this economic down-turn and are devoting significant time, energy and resources to these issues.  However, we are also cognizant of our strengths and opportunities, choosing to continue to work to build a stronger, better community bank."

TF Financial Corporation is a holding company whose principal subsidiary is Third Federal Bank, which operates 14 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey. In addition, the Bank's website can be found at www.thirdfedbank.com. Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time.   The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					SIX MONTHS ENDED
	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009	6/30/2010	6/30/2009

EARNINGS SUMMARY

Interest income	$ 8,522	$ 8,675	$ 8,932	$ 9,120	$ 9,228	$ 17,197	$ 18,545
Interest expense	2,634	2,843	3,153	3,381	3,649	5,477	7,447
Net interest income	5,888	5,832	5,779	5,739	5,579	11,720	11,098
Loan loss provision	600	961	1,025	650	590	1,561	1,255
Non-interest income	597	616	1,240	796	1,439	1,213	2,374
Non-interest expense	4,591	4,592	4,465	4,420	4,776	9,183	9,200
Income taxes	327	178	369	353	430	505	775
Net income	$ 967	$ 717	$ 1,160	$ 1,112	$ 1,222	$ 1,684	$ 2,242

PER SHARE INFORMATION

Earnings per share, basic	$ 0.38	$ 0.28	$ 0.46	$ 0.44	$ 0.48	$ 0.66	$ 0.89
Earnings per share, diluted	$ 0.38	$ 0.28	$ 0.46	$ 0.44	$ 0.48	$ 0.66	$ 0.89

Dividends paid	$ 0.20	$ 0.20	$ 0.20	$ 0.20	$ 0.20	$ 0.40	$ 0.40

FINANCIAL RATIOS

Annualized return on average assets	0.54%	0.41%	0.64%	0.62%	0.68%	0.47%	0.62%
Annualized return on average equity	5.30%	4.01%	6.61%	6.28%	7.07%	4.66%	6.57%
Efficiency ratio	78.01%	83.69%	74.49%	75.11%	74.30%	80.75%	75.30%

AVERAGE BALANCES

Loans	$ 522,289	$ 529,817	$ 532,190	$ 535,358	$ 542,569	$ 526,032	$ 543,826
Mortgage-backed securities	80,735	81,839	90,434	100,482	104,491	81,284	106,921
Investment securities	58,446	53,282	45,996	41,849	38,060	55,878	38,755
Other interest-earning assets	13,451	6,728	10,358	2,027	2,011	10,108	1,260
Total earning assets	674,921	671,666	678,978	679,716	687,131	673,302	690,762
Non-earning assets	42,210	41,204	37,440	37,463	38,517	41,711	36,754
Total assets	717,131	712,870	716,418	717,179	725,648	715,013	727,516

Deposits	557,128	549,257	548,436	530,064	518,374	553,214	506,677
FHLB advances and other borrowed money	78,469	82,536	89,126	107,746	128,620	80,491	143,193
Total interest bearing liabilities	635,597	631,793	637,562	637,810	646,994	633,705	649,870
Non-interest bearing liabilities	8,373	8,611	9,213	9,065	9,302	8,493	8,882
Stockholders' equity	73,161	72,466	69,643	70,304	69,352	72,815	68,764
Total liabilities & stockholders' equity	$ 717,131	$ 712,870	$ 716,418	$ 717,179	$ 725,648	$ 715,013	$ 727,516

SPREAD AND MARGIN ANALYSIS

Average yield on:
Loans	5.49%	5.59%	5.57%	5.66%	5.66%	5.56%	5.69%
Mortgage-backed securities	4.62%	4.79%	4.90%	4.62%	4.97%	4.72%	5.07%
Investment securities	3.99%	4.12%	4.00%	4.08%	3.99%	4.06%	3.96%
Other interest-earning assets	0.03%	0.06%	0.08%	0.20%	0.00%	0.04%	0.00%
Total interest-earning assets	5.15%	5.32%	5.29%	5.39%	5.45%	5.25%	5.49%

Average cost of:
Deposits	1.33%	1.47%	1.61%	1.79%	1.89%	1.40%	1.98%
FHLB advances and other borrowed money	4.05%	4.17%	4.16%	3.64%	3.77%	4.12%	3.52%
Total interest-bearing liabilities	1.66%	1.82%	1.96%	2.10%	2.26%	1.75%	2.32%

Interest rate spread	3.49%	3.50%	3.33%	3.29%	3.19%	3.50%	3.17%
Net interest margin	3.58%	3.60%	3.45%	3.42%	3.32%	3.60%	3.31%

NON-INTEREST INCOME DETAIL

Service fees, charges and other	$ 363	$ 529	$ 480	$ 464	$ 597	$ 892	$ 1,034
Bank-owned life insurance	167	172	175	171	170	339	330
Gain/loss on sale investments	7	--	456	--	116	7	306
Gain on sale of loans	52	60	129	127	253	112	401
Gain/(loss) on sale of real estate	8	(145)	--	34	303	(137)	303

NON-INTEREST EXPENSE DETAIL

Salaries and benefits	$ 2,667	$ 2,700	$ 2,725	$ 2,601	$ 2,645	$ 5,367	$ 5,316
Occupancy	723	759	696	756	708	1,482	1,418
Professional fees	256	228	205	195	183	484	456
Advertising	120	120	87	118	116	240	264
Deposit insurance	259	194	206	182	511	453	532
Other	566	591	546	568	613	1,157	1,214

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION

(dollars in thousands except per share data)	PERIOD ENDED
	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
DEPOSIT INFORMATION

Non-interest checking	$ 45,022	$ 41,757	$ 37,288	$ 38,100	$ 41,078
Interest checking	55,166	51,991	52,988	47,377	49,593
Money market	145,735	142,791	141,286	131,197	120,163
Savings	100,321	98,948	96,061	97,795	104,385
CD's	213,146	217,938	225,093	217,480	215,871

OTHER INFORMATION

Per Share

Book value (a)	$ 28.66	$ 28.43	$ 28.31	$ 28.33	$ 27.63
Tangible book value (a)	$ 26.97	$ 26.74	$ 26.60	$ 26.61	$ 25.91
Closing market price	$ 21.80	$ 19.09	$ 18.97	$ 18.75	$ 17.71

Balance Sheet

Loans	$ 526,947	$ 531,137	$ 535,949	$ 535,645	$ 545,712
Cash and cash equivalents	19,965	16,339	12,801	4,401	6,262
Mortgage-backed securities	82,169	78,412	81,931	98,188	101,171
Investment securities	59,659	57,837	50,749	44,348	41,947
Total assets	720,768	715,948	714,090	711,849	724,497
Total deposits	559,390	553,425	552,716	531,949	531,090
FHLB advances and other borrowed money	79,929	81,738	80,241	99,744	111,132
Stockholders' equity	73,321	72,422	71,874	71,550	69,672

Asset Quality

Non-performing loans	$ 15,828	$ 14,174	$ 8,285	$ 3,098	$ 3,039
Allowance for loan losses	$ 6,749	$ 6,165	$ 5,215	$ 4,292	$ 4,970
Net charge-offs	$ 16	$ 11	$ 102	$ 1,328	$ 45
Reserves to gross loans	1.28%	1.16%	0.97%	0.80%	0.91%
Non-performing loans to gross loans	3.00%	2.67%	1.55%	0.58%	0.56%
Non-performing loans to total assets	2.20%	1.98%	1.16%	0.44%	0.42%
Foreclosed property	$ 1,448	$ 1,150	$ 1,279	$ 999	$ 1,130
Foreclosed property to total assets	0.20%	0.16%	0.18%	0.14%	0.16%
Non-performing assets to total assets	2.40%	2.14%	1.34%	0.58%	0.58%

Statistical

Shares outstanding (000's) (a)	2,558	2,547	2,539	2,526	2,522
Number of branch offices	14	14	14	14	14
Full time equivalent employees	177	177	177	172	173

(a) Excludes 127,000, 130,000, 133,000, 138,000,and 141,000 unallocated employee stock ownership plan shares at June 30, 2010, March 31, 2010, December 31,2009, September 30, 2009, and June 30, 2009, respectively.
CONTACT:  TF Financial Corporation
          Dennis R. Stewart, EVP/CFO
          (215) 579-4000